UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2010

American Superconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Jackson Road, Devens, Massachusetts		01434
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(978) 842-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements
of Certain Officers.

Executive Incentive Plan

On May 12, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of American Superconductor Corporation (the “Company”), as well as the Board of Directors of the Company, approved an executive incentive plan for the Company’s fiscal year ending March 31, 2011 (“fiscal 2010”). Participants in the plan include the Company’s Chief Executive Officer and all other executive officers. The Committee is responsible for determining the payout under the plan to each executive officer except the Chief Executive Officer. The Board of Directors of the Company determines the payout under the plan for the Chief Executive Officer, taking into account the recommendation received from the Committee.

Pursuant to the plan, the Committee designated for each executive officer a target cash incentive amount, expressed as a percentage of the officer’s base salary. In establishing these targets, the Committee took into account for each officer the level of total compensation including base salary, cash incentive and equity paid by similar companies for comparable positions based on market data compiled by our outside compensation consultant Pearl Meyer & Partners.

The amount of the incentive award actually paid to each executive officer may be less than or greater than the executive’s target cash incentive, with the amount capped at 156% of the target incentive. For each executive officer, other than Mr. Collett, individual incentive awards will be determined following the end of fiscal 2010 based on the following factors and their corresponding weightings:

•	the Company’s net income (loss) before amortization of acquisition-related intangibles, restructuring and impairments, stock-based compensation expense, other unusual charges and any tax effects related to these items for fiscal 2010 as compared to the target established by the Committee – 40%

•	the executive’s achievement of individual, measurable objectives during fiscal 2010 as determined by the Committee for all executives with the exception of the Chief Executive Officer, who is evaluated by the Board of Directors – 40%

•	the executive’s overall contribution during fiscal 2010 towards the achievement of the Company’s financial and non-financial objectives (subjective performance measure) – 20%

Mr. Collett’s incentive award will be determined using the same foregoing factors, but their corresponding weightings shall be 40%, 20% and 40%, respectively.

The following table sets forth each current executive officer’s target cash incentive for fiscal 2010.

		Target Incentive as % of
Executive Officer	Title	Base Salary	Target Incentive
Gregory J. Yurek	Chairman of the	75%	$450,000
	Board and Chief Executive Officer
Daniel P. McGahn	President and Chief	65%	$214,500
	Operating Officer
Charles W. Stankiewicz	Executive Vice	50%	$160,500
	President and General Manager, AMSC Power Systems
David A. Henry	Senior Vice	50%	$147,500
	President, Chief Financial Officer, Treasurer and Secretary
John R. Collett	Senior Vice	50%	$125,000
	President and Chief Strategy Officer
Angelo R. Santamaria	Senior Vice	50%	$120,000
	President, Global Manufacturing Operations
Timothy D. Poor	Senior Vice	50%	$120,000
	President, Global Sales and Business Development
Susan J. DiCecco	Vice President,	50%	$112,500
	Corporate Administration

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Superconductor Corporation

May 14, 2010	By:	/s/ David A. Henry

Name: David A. Henry
Title: Senior Vice President and Chief Financial Officer